EXHIBIT 10.43

AMENDMENT TO THE
2006 PERFORMANCE UNITS AGREEMENT

THIS AMENDMENT, made and entered into by and between NOBLE ENERGY, INC., a Delaware corporation (the “Company”), and (“Employee”),

WITNESSETH THAT :

WHEREAS, the Company and Employee have heretofore entered into a Performance Units Agreement dated February 1, 2006 (the “Agreement”); and

WHEREAS, the Company and Executive now desire to amend the Agreement to make certain changes designed to comply with the requirements of Internal Revenue Code section 409A;

NOW, THEREFORE, in consideration of the premises, the Company and Executive hereby amend the Agreement effective as of January 1, 2008, in the following respects only:

FIRST:  Section 1(a) of the Agreement is hereby amended by restatement in its entirety to read as follows:

(a)           “Affiliate” means any incorporated or unincorporated trade or business or other entity or person, other than the Company, that along with the Company is considered a single employer under Code section 414(b) or Code section 414(c); provided, however, that (i) in applying Code section 1563(a)(1), (2), and (3) for the purposes of determining a controlled group of corporations under Code section 414(b), the phrase  “at least 50 percent” shall be used instead of the phrase “at least 80 percent” in each place the phrase “at least 80 percent” appears in Code section 1563(a)(1), (2), and (3), and (ii) in applying Treas. Reg. section 1.414(c)-2 for the purposes of determining trades or businesses (whether or not incorporated) that are under common control for the purposes of Code section 414(c), the phrase “at least 50 percent” shall be used instead of the phrase “at least 80 percent” in each place the phrase “at least 50 percent” appears in Treas. Reg. section 1.414(c)-2.

SECOND:  Section 1(c) of the Agreement is hereby amended by restatement in its entirety to read as follows:

(c)           A “Change in Control” shall mean the occurrence of either a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets, as described in subsection (1), (2) or (3) below, or any combination of said events.

(1)           A change of ownership of the Company occurs on the date that any one person, or more than one person acting as a group (as defined in Treas. Reg. section 1.409A-3(i)(5)(v)(B)) acquires ownership of the stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company.  However, if any person, or more than one person acting as a group is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the Company within the meaning of subsection (2) of this Section).  An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subsection.  This subsection applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and the stock of the Company remains outstanding after the transaction.

(2)            A change in the effective control of the Company occurs only on the date that either:

(i)           Any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; or

(ii)           A majority of the members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election.

(3)            A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.  For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  A transfer of assets by the Company will not be treated as a change in the ownership of such assets if the assets are transferred to:

(i)           A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)           An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iii)           A person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or

(iv)           An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in (iii) above.

For an event to constitute a Change in Control of the Company with respect to  Employee the Company must be (a) the corporation for whom Employee is providing services at the time of the Change in Control; (b) the corporation that is liable for payment in respect of a Performance Unit but only if either the payment is attributable to the performance of service by Employee for the corporation or there is a bona fide business purpose for the corporation to be liable for the payment and, in either case, no significant purpose of making the corporation liable for the payment is the avoidance of Federal income tax; or (c) a corporation that is a majority shareholder, meaning a shareholder owning more than 50 percent of the total fair market value and total voting power, of a corporation identified in (a) or (b) or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain ending in a corporation identified in (a) or (b).

THIRD:  Section 1 of the Agreement is hereby further amended to add a new definition at the end of Section 1 to read as follows:

(l)           “Code” means the Internal Revenue Code of 1986, as amended.

FOURTH:  Section 6(e) of the Agreement is hereby amended by restatement in its entirety to read as follows:

(e)           If a Change in Control occurs during the Performance Period and while Employee is employed by the Company or an Affiliate, then any provision of this Agreement to the contrary notwithstanding, in lieu of and in full satisfaction and discharge of all of the obligations of the Company to make payments to or with respect to Employee pursuant to this Agreement, as soon as practicable (but in no event later than 60 days) after the occurrence of such Change in Control the Company or its successor shall pay to Employee an amount in cash equal to one dollar ($1.00) for each Performance Unit awarded to Employee pursuant to Section 2 of this Agreement.  If a Change in Control occurs after the end of the Performance Period but prior to the July 31 immediately following the end of such period, the payment based on actual performance that is otherwise due to be paid pursuant to this Section 6 shall be paid to Employee (or in the event of Employee’s death, to Employee’s estate) as soon as practicable after the occurrence of such Change in Control (but in no event later than July 31 following the end of such Performance Period).

FIFTH:  The Agreement is hereby amended to add a new Section at the end thereof to read as follows:

19.           Compliance with Code Section 409A.  The compensation payable by the Company to Employee pursuant to this Agreement is intended to be compensation that is not subject to the tax imposed by Code section 409A, and this Agreement shall be administered and construed to the fullest extent possible to reflect and implement such intent.

IN WITNESS WHEREOF, this Amendment has been executed on this ___ day of ______________________, 200___, to be effective as of January 1, 2008.

NOBLE ENERGY, INC.

By:
Name:
Title:

EMPLOYEE

By:
Name:
Title: